Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces Oversubscribed $350 Million Private Placement

SAN DIEGO – February 28, 2024 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) (“Crinetics” or the “Company”), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, announced today that it has agreed to sell 8,333,334 shares of its common stock at a price of $42.00 per share to a select group of institutional and accredited healthcare specialist investors in an oversubscribed private placement. Crinetics anticipates the gross proceeds from the private placement to be approximately $350 million, before deducting any offering-related expenses. The private placement is expected to close on or about March 1, 2024, subject to the satisfaction of customary closing conditions.

The financing includes participation from new and existing institutional investors, including Adage Capital Partners L.P., Driehaus Capital Management, EcoR1 Capital, First Light Asset Management, GordonMD® Global Investments LP, Invus, Janus Henderson Investors, Paradigm BioCapital, Perceptive Advisors, Rock Springs Capital, as well as multiple leading mutual funds.

Leerink Partners, Piper Sandler, Baird, Citizens JMP, H.C. Wainwright & Co., and LifeSci Capital are acting as placement agents to the Company in connection with the private placement.

Crinetics intends to use the net proceeds from the private placement to fund research and development of its clinical-stage product candidates, other research programs, working capital and general corporate purposes.

The offer and sale of the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Crinetics has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement no later than the 40th day after the pricing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Paltusotine, an investigational, first-in-class, oral somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in a Phase 1 clinical study for CRN04894, a first-in-class, investigational, oral ACTH antagonist, that is currently in Phase 2 clinical studies for the treatment of congenital adrenal hyperplasia and Cushing’s disease. All of the Company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts, including additional discovery programs addressing a variety of endocrine conditions such as hyperparathyroidism, polycystic kidney disease, Graves’ disease, thyroid eye disease, diabetes and obesity.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Crinetics’ expectations of market conditions and the satisfaction of customary closing conditions related to the private placement, the expected closing of the private placement and the anticipated use of proceeds therefrom; the plans and timelines for the clinical development of paltusotine and CRN04894, including the therapeutic potential and clinical benefits thereof; and plans to advance other pipeline product candidates or discovery efforts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed common stock offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2022. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investors:

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

Media:

Natalie Badillo

Head of Corporate Communications

nbadillo@crinetics.com

(858) 450-6464